Exhibit 99.1

THE POLICE RETIREMENT SYSTEM OF ST. LOUIS,	IN THE
Plaintiff,	CIRCUIT COURT
v.	FOR
WILLIAM C. ERBEY, et al.	BALTIMORE CITY
Defendants.	Case No.: 24-C-15-000223
THE PUOSE OF THIS NOTICE?

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF ALTISOURCE RESIDENTIAL CORPORATION (“RESI STOCKHOLDERS”).1
PLEASE READ ALL OF THIS NOTICE CAREFULLY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT (THE “SETTLEMENT”) OF THE ABOVE-CAPTIONED STOCKHOLDER DERIVATIVE ACTION (THE “ACTION”) PENDING IN THE CIRCUIT COURT FOR BALTIMORE CITY, MARYLAND (THE “COURT”). YOUR RIGHTS MAY BE AFFECTED BY THE LEGAL PROCEEDINGS IN THE ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, ADEQUACY, OR REASONABLENESS OF THE PROPOSED SETTLEMENT AND PURSUING THE RELEASED PLAINTIFF CLAIMS (AS DEFINED HEREIN) AGAINST THE DEFENDANT RELEASEES (AS DEFINED HEREIN). YOUR RIGHT TO OBJECT TO THE SETTLEMENT MAY BE AFFECTED BY AND DEPEND UPON WHEN YOU ACQUIRED RESI COMMON STOCK AND WHETHER YOU CONTINUE TO OWN RESI COMMON STOCK.
PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR RESI STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND RESI STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.
In the Action, Plaintiff alleged that the Asset Management Agreement, dated December 21, 2012, between and among RESI, the Partnership, and AAMC, unfairly favored AAMC and Erbey at the expense of RESI and RESI Stockholders. Plaintiff alleged that, pursuant to the Asset Management Agreement, AAMC charged RESI above-market rates for its services and that Erbey and the Independent Director Defendants were breaching their fiduciary duties by failing to terminate or renegotiate the Agreement. Plaintiff also alleged that Erbey and AAMC were unjustly enriched by the Asset Management Agreement. As consideration for the Settlement, RESI, the Partnership, and AAMC entered into a new Asset Management Agreement. Some of the benefits from the new Asset Management Agreement are described in Paragraph 29 below.

WHAT IS THE PURPOSE OF THIS NOTICE?
THE PUOSE OF THIS NOTICE?
1.The purpose of this Notice is to inform you of the pendency of the Action and the proposed Settlement, and to explain how the Settlement affects your legal rights. This Notice also informs you of the Court’s preliminary approval of the Settlement and notifies you of a hearing to be held on November 9, 2015 at 9:30 a.m. Eastern Time, before the Court at Courthouse East, 111 North Calvert Street, Room 523, Baltimore, Maryland 21202 (the “Settlement Hearing”), to (i) determine whether the Court should approve the Settlement as fair, reasonable and adequate and in the best interests of RESI and RESI Stockholders; (ii) consider other matters, including a request by Plaintiff’s Counsel for an award of attorneys’ fees and expenses; and (iii) hear and determine any objections to the foregoing.
_____________

1All capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings provided in the Stipulation and Agreement of Compromise, Settlement, and Release dated June 30, 2015 (the “Stipulation”) entered into by and among (a) plaintiff The Police Retirement System of St. Louis (“Plaintiff”), acting derivatively as a stockholder on behalf of Altisource Residential Corporation (“RESI” or the “Company”); (b) defendants James H. Mullen, Jr., David B. Reiner, Robert J. Fitzpatrick, Michael A. Eruzione (the “Independent Director Defendants”), William C. Erbey (“Erbey”), Altisource Asset Management Corporation (“AAMC”), and Altisource Residential, L.P. (the “Partnership”, and together with the Independent Director Defendants, Erbey and AAMC, the “Defendants”); and (c) nominal defendant RESI (together with Plaintiff and the Defendants, the “Parties”). A copy of the Stipulation is available for review at RESI’s corporate website for shareholders under Derivative Action Settlement (http://ir.altisourceresi.com/derivative-action-settlement.cfm).

2.This Notice describes the rights you may have under the Settlement and what steps you may but are not required to take in relation to the Settlement.
3.Your rights as a RESI Stockholder may be affected by and depend upon when you acquired your RESI common stock and whether you continue to own your RESI common stock. For example, RESI may take a position at the Settlement Hearing that a legal right to object to the Settlement exists only for a RESI Stockholder: (i) who owned common stock of RESI on March 30, 2015, March 31, 2015, April 1, 2015, or April 2, 2015; and (ii) who also has continuously owned RESI common stock since then. The Court has not yet made any determination as to which RESI Stockholders may have a legal right to object.
4.If the Court approves the Settlement, the Parties will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice. RESI Stockholders will be bound by any judgment entered in the Action whether or not they actually receive this Notice.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?
WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?
THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS PROVIDED FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE ACTION, THE TERMS OF THE PROPOSED SETTLEMENT, AND OF THE HEARING TO BE HELD BY THE COURT ON THE PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THIS LITIGATION.
5.On December 21, 2012, Altisource Portfolio Solutions S.A. (“ASPS”) spun off both RESI and AAMC, which were previously wholly-owned subsidiaries of ASPS.
6.On December 21, 2012, RESI, the Partnership, and AAMC entered into an asset management agreement (the “Asset Management Agreement” or the “Agreement”) whereby AAMC was to provide management services and personnel to RESI for up to fifteen years.
7.On May 14, 2014, the law firm Bernstein Litowitz Berger & Grossmann LLP (“BLB&G”) sent a letter (the “Oasis Demand Letter”) on behalf of Oasis Investments II Master Fund Ltd. (“Oasis”) to the board of directors of RESI (the “Board” or the “RESI Board”) alleging that the Board was breaching its fiduciary duties by not taking action to terminate or renegotiate the Asset Management Agreement on grounds set forth in the Oasis Demand Letter. The Oasis Demand Letter demanded that the Board immediately give notice of RESI’s asserted right to terminate the Agreement, explore alternative arrangements with other companies, and cure the Agreement’s allegedly unreasonable terms.
8.On May 23, 2014, the law firm Venable LLP (“Venable”), on behalf of the Board, wrote to BLB&G and requested additional information, which request BLB&G initially responded to on May 27, 2014 and further responded to on May 29 and June 2, 2014.

9.	On June 16, 2014, BLB&G sent a letter to Venable expressing concerns over the process being employed by the Board in response to the Oasis Demand Letter.
10.On June 19, 2014, Venable responded to BLB&G’s June 16, 2014 letter, on behalf of the Evaluation Committee of the Board, which had been appointed by the Board in response to the Oasis Demand Letter, and noted that Oasis would be informed of the outcome when the work of the Evaluation Committee had been completed.

11.	BLB&G continued throughout the summer to have discussions with Venable about the status of the response to the Oasis Demand Letter.
12.On August 20, 2014, the law firms Grant & Eisenhofer P.A. (“G&E”), Saxena White P.A. (“Saxena White”), and Friedman & Oster PLLC (together with BLB&G and the law firm Tydings & Rosenberg LLP, “Plaintiff’s Counsel”) sent a letter (the “August 20 Demand Letter” and, together with the Oasis Demand Letter, the “Demand Letters”) to the Board on behalf of Plaintiff, making some but not all of the allegations previously set forth in the Oasis Demand Letter and demanding that the Board immediately terminate or renegotiate the Agreement.
13.On August 22, 2014, Oasis and the Company executed a non-disclosure agreement.

14.Also on August 22, 2014, RESI issued a report (the “RESI Response”) in response to the Oasis Demand Letter, with an accompanying Exhibit Appendix, in which RESI asserted that the Asset Management Agreement had been validly approved by the Board and was not subject to termination in accordance with its terms.
15. Following the issuance of the RESI Response, BLB&G, Venable, and counsel for AAMC unsuccessfully attempted to resolve the Parties’ disagreements concerning the Asset Management Agreement and the RESI Response, which discussions were concluded without success by October 17, 2014.
16.On September 29, 2014, RESI issued a letter in response to the August 20 Demand Letter, which incorporated the RESI Response, and thereafter, after Plaintiff and the Company executed a non-disclosure agreement, on or about October 28, 2014, the RESI Response was provided to G&E, which in turn provided the RESI Response to Saxena White.
17.AAMC and the RESI Board began discussing a new management agreement in mid-November 2014. Both sides were represented by outside counsel in these discussions, and the RESI Board was assisted in its negotiations with AAMC by the Board’s financial advisor, the investment banking firm Robert A. Stanger & Co., Inc. (“Stanger”). Stanger specializes in providing strategic planning, advisory, and other services to partnerships, real estate investment trusts, and management companies. These discussions led to the negotiation of the New Asset Management Agreement referred to in Paragraph 20 below, which was unanimously approved by the Board on March 31, 2015.
18.On January 15, 2015, Plaintiff commenced the Action in the Court by filing a Complaint (the “Complaint”), docketed as Case No. 24-C-15-000223, in which it alleged, inter alia, that the Board was breaching its fiduciary duties by failing to terminate or renegotiate the Agreement.
19.On January 20, 2015, BLB&G contacted Venable and expressed its view that the Action had been commenced, that Defendants would lose any motions to dismiss, and that the termination fees provided for by the Agreement were growing, and, accordingly, that Defendants should revisit terminating or renegotiating the Asset Management Agreement.
20.On March 11, 2015, Plaintiff’s Counsel and Venable began engaging in arms’-length discussions concerning a settlement of the Action on the basis of the negotiation between the RESI Board and AAMC of a new asset management agreement, which agreement was executed on March 31, 2015 (the “New Asset Management Agreement” or the “New Agreement”), with an effective date of April 1, 2015. The New Agreement terminates, replaces and supersedes the original Asset Management Agreement.
21.Starting on March 13, 2015, during the course of the ongoing negotiations between the RESI Board and AAMC of the New Agreement, Venable, as counsel for the Independent Director Defendants (who by then constituted the entire Board), provided to Plaintiff’s Counsel various documents and information, including proposed drafts, pertaining to the changes to the original Asset Management Agreement, as reflected in the New Agreement.
22.Plaintiff’s Counsel thereafter provided several rounds of detailed comments and suggestions to Venable during the negotiation of the New Agreement. Venable used Plaintiff’s Counsel’s comments and Plaintiff’s pursuit of this Action during the negotiations of the New Asset Management Agreement for the benefit of RESI.

23.	On April 2, 2015, the Parties executed a memorandum of understanding (the “MOU”), effective as of March 31, 2015, reflecting the agreement in principle for the Parties’ Settlement.
24.On June 23, 2015, Plaintiff’s Counsel completed due diligence discovery pursuant to the terms of the MOU that confirmed Plaintiff’s assumptions about the benefits of the Settlement when it entered into the MOU. In connection with the due diligence discovery conducted by the Plaintiff, Defendants provided additional documents and information relating to the changes to the original Asset Management Agreement, and Plaintiff’s Counsel deposed Kevin T. Gannon of Stanger, the Board’s financial advisor.
25. On June 30, 2015, the Parties executed the definitive settlement papers, consisting of the Stipulation and its attached Exhibits, which replaced the MOU and reflect the terms of the Settlement as described herein.
26.On August 3, 2015, the Court entered an order preliminarily approving the Settlement, setting a schedule for the Court’s final review of the Settlement, and establishing notice and objection procedures for RESI Stockholders.

WHAT ARE THE TERMS OF THE SETTLEMENT?
AT IS THIS CASE ABOUT? WHAT HAS HAPHAT ARE THE TERMS OF THE SETTLEMENT?
27.The Parties have agreed that the consideration for the Settlement is the New Agreement entered into by and among AAMC, RESI, and the Partnership on March 31, 2015, with an effective date of April 1, 2015. A copy of the New Agreement is an exhibit to a Form 8-K filed by RESI with the United States Securities and Exchange Commission (“SEC”) on April 2, 2015 and is available on RESI’s corporate website for shareholders under Derivative Action Settlement (http://ir.altisourceresi.com/derivative-action-settlement.cfm). A “blackline” copy comparing the New Agreement against the original Agreement is also available on RESI’s website (http://ir.altisourceresi.com/derivative-action-settlement.cfm).
28.The RESI Board considered and unanimously approved the New Agreement at a meeting of the Board on March 31, 2015. Before approving the New Agreement, the Board received from Stanger an analysis of the benefits of the New Agreement and an oral opinion that, as of March 31, 2015, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Stanger, the financial terms of the New Agreement are fair, from a financial point of view, to the Company. Stanger subsequently confirmed this opinion in writing.
29. The benefits of the New Agreement, and especially the financial benefits, are based on assumptions and projections as to future matters, and there can be no assurance that those assumptions and projections will prove to be correct. Set forth below are certain highlights and benefits of the New Agreement, as considered by the RESI Board. These highlights and benefits are not presented in any order of priority, are not intended to be exhaustive, and are not necessarily representative of all factors considered by the Board in approving the New Agreement:

•
The expected accretive value of the New Agreement as a result of a projected average reduction over the next five years of approximately 40% in AAMC’s compensation (and thus savings to RESI) as compared to the original Agreement as estimated and calculated by Stanger.

•
The approximately $5 million in savings to RESI during the first quarter of 2015 by paying AAMC the average of the compensation payable under the New Agreement and the original Asset Management Agreement.

•
A reduction in the expenses for which AAMC may be entitled to reimbursement from RESI, along with the Company’s express right to dispute any cost or expense payable to AAMC under the New Agreement and the right to seek arbitration to resolve any such disputes.

•
Improved corporate governance and oversight provisions that require greater reporting to and input from the Board on strategic and operational matters, including the employment of a dedicated general counsel for RESI selected by the Board who reports directly to the Board and not to AAMC.

•
Termination of the original Asset Management Agreement and securing the more favorable financial terms and governance provisions of the New Agreement without the payment of any penalty, compensation or termination fee and without the disruption of termination and replacement of the manager.

As noted above, these are some of the benefits considered by the Board in approving the New Agreement, but these are forward-looking statements based on projections and assumptions, and actual results may differ materially from the expected benefits of the New Agreement, depending upon, among other things, the ability of the Company to effectively implement its business strategy. Plaintiff has conducted discovery and consulted with its own financial expert, and believes that the estimated savings to RESI under the New Agreement over the next five (5) years are financially significant.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?
L HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL T
30.If the Court determines that the Settlement is fair, reasonable, and adequate and in the best interests of the Company and RESI Stockholders, the Parties will ask the Court to enter an Order and Final Judgment (the “Judgment”), which will, among other things:
(a)approve the Settlement and adjudge the terms thereof to be fair, reasonable, adequate, and in the best interests of the Company and RESI Stockholders;
(b)authorize and direct the performance of the Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation of the Settlement; and

(c)	dismiss the Action with prejudice on the merits and provide for the following releases:

Release of Claims by Plaintiff and the Company: Upon the Effective Date of the Settlement, Plaintiff shall be deemed to have, and by operation of law and of the Judgment entered by the Court, shall have, fully, finally and forever discharged, settled, and released its right to assert derivatively on behalf of the Company, and the Company shall be deemed to have, and by operation of law and of the Judgment, shall have, fully, finally and forever discharged, settled, and released, whether asserted directly or derivatively through its stockholders, each and every Released Plaintiff Claim (defined below) against the Defendants and the other Defendant Releasees (defined below), and Plaintiff shall forever be enjoined from commencing or prosecuting derivatively on behalf of the Company, and the Company shall forever be enjoined from commencing or prosecuting, whether directly or derivatively through its stockholders, any or all of the Released Plaintiff Claims against any of the Defendant Releasees. For the avoidance of doubt, no direct claims of any RESI Stockholder, including any claims arising out of, based upon, or relating to the federal or state securities laws, are being released under this Settlement, and all Parties retain the right to enforce the terms of the Settlement.
Release of Claims by the Defendants: Upon the Effective Date of the Settlement, Defendants, on behalf of themselves and their respective heirs, executors, administrators, predecessors-in-interest, successors-in-interest, and assigns in their capacities as such, shall be deemed to have, and by operation of law and of the Judgment, shall have, fully, finally and forever discharged, settled, and released each and every Released Defendant Claim (defined below) against Plaintiff and the other Plaintiff Releasees (defined below), and shall forever be enjoined from commencing or prosecuting any or all of the Released Defendant Claims against any of the Plaintiff Releasees.
“Defendant Releasees” means Defendants, their respective immediate family members, and their respective current and former parent entities, controlling persons, associates, affiliates, subsidiaries, successors-in-interest, predecessors-in-interest, insurers, assigns, and attorneys, in their capacities as such, and each and all of the officers, directors, partners, stockholders, principals, agents, employees and representatives of any of the foregoing entities in their capacities as such as well as any of the heirs, legatees, trustees, executors, estates, personal representatives, or beneficiaries of any of the foregoing individuals.
“Plaintiff Releasees” means Plaintiff and Oasis, and their respective current and former parent entities, controlling persons, associates, affiliates, subsidiaries, successors-in-interest, predecessors-in-interest, insurers, assigns, and attorneys, in their capacities as such, and each and all of the officers, directors, partners, stockholders, principals, agents, employees and representatives of any of the foregoing entities in their capacities as such as well as any of the heirs, legatees, trustees, executors, estates, personal representatives, or beneficiaries of any of the foregoing individuals.
“Released Defendant Claims” means all claims and causes of action of every nature and description, whether known or Unknown Claims (as defined below), including, but not limited to, any claims arising under state or federal statutory or common law, that arise out of, are based upon, or relate to the institution, prosecution, or settlement of the claims asserted in the Action; provided, however, that the Released Defendant Claims shall not include any claims arising out of, based upon, or relating to the enforcement of the Settlement.
“Released Plaintiff Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims (as defined below), that (i) were asserted in the Complaint, or (ii) could have been asserted derivatively on behalf of the Company or by the Company directly in any forum (including, but not limited to, any derivative claims arising under state or federal statutory or common law relating to breach of fiduciary duties), that arise out of, are based upon, or relate to
(x) the allegations, acts, events, transactions, facts, matters or occurrences, statements, representations, misrepresentations or omissions, or any other matter, thing, or cause, whatsoever, or any series thereof, embraced, involved, set forth, or referred to in the Complaint, including any claims or matters relating to or arising out of the Asset Management Agreement, or (y) the negotiation of, the terms and provisions of, or the Board’s March 31, 2015 approval of the New Agreement; provided, however, that the Released Plaintiff Claims shall not include any claims arising out of, based upon, or relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Plaintiff Claims do not include (i) any direct claims of any RESI Stockholder, including any claims arising out of, based upon, or relating to the federal or state securities laws; or (ii) any claims that arise out of, are based upon, or relate to any conduct of the Defendant Releasees after April 2, 2015.
“Unknown Claims” means any Released Plaintiff Claims which Plaintiff or the Company does not know or suspect to exist in its favor at the time of the release of such claims and any Released Defendant Claims which any Defendant does not know or suspect to exist in his or its favor at the time of the release of such claims, which, if known by him or it, might have affected his or its decision(s) with respect to this Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiff, the Company and Defendants shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Plaintiff, the Company and Defendants acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?
UT? WHAT HAS HAPHAT ARE THE TERMS OF THE SETTL
31.Plaintiff has stated that it brought its claims in good faith and continues to believe that its claims have merit but, taking into account the strengths and weaknesses of its case and the uncertain outcome and inherent delays and risks of continued litigation, and in light of the due diligence discovery conducted by Plaintiff’s Counsel, Plaintiff and Plaintiff’s Counsel have concluded that the Settlement on the terms and conditions contained in the Stipulation is fair, reasonable, adequate and in the best interests of the Company and RESI Stockholders.
32.Defendants have denied, and continue to deny, that they committed, or aided and abetted in the commission of, any violation of law or duty or engaged in any wrongful acts whatsoever, including specifically those alleged in the Action, and expressly maintain that they have complied with their statutory, fiduciary and other legal duties, and have entered into the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation.

HOW WILL PLAINTIFF’S COUNSEL BE PAID?
ARE THE TFF’S COUNSEL BE PAID?
33.Plaintiff’s Counsel have not received any payment for their services in pursuing the claims asserted in the Action, nor have Plaintiff’s Counsel been compensated for their litigation expenses incurred. Before final approval of the Settlement, Plaintiff’s Counsel will apply to the Court for an award of attorneys’ fees and litigation expenses (the “Fee and Expense Award”) based on the benefits provided to RESI and RESI stockholders from the Settlement and the prosecution of the Action. As a result of arm’s-length negotiations between Plaintiff’s Counsel and Defendants and the Company which occurred after all of the material terms of the Settlement were agreed upon, it has been agreed that Plaintiff’s Counsel will petition the Court in the Action for a Fee and Expense Award in an amount not to exceed Six Million Dollars ($6,000,000.00), and Defendants and the Company do not oppose a request up to that amount. The Court may consider and rule upon the fairness, adequacy, and reasonableness of the Settlement and whether it is in the best interests of the Company and RESI Stockholders independently of the consideration of any Fee and Expense Award, and the failure of the Court to approve any requested Fee and Expense Award, in whole or in part, shall have no effect on the Settlement.
34.The Court will determine the amount of any Fee and Expense Award. The full amount of any Fee and Expense Award shall be paid by Defendants (or their successors-in-interest) or their insurers. Also, all costs of providing Notice to RESI Stockholders will be paid by RESI (or its successor-in-interest). RESI Stockholders are not personally liable for any such fees, costs, or expenses.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?
BD?

35.	The Court has scheduled a Settlement Hearing, which will be held on November 9, 2015 at 9:30
a.m. Eastern Time, at Courthouse East, 111 North Calvert Street, Room 523, Baltimore, Maryland 21202, to (i) determine whether the Court should approve the Settlement as fair, reasonable, adequate, and in the best interests of the Company and RESI Stockholders; (ii) consider other matters, including Plaintiff’s Counsel’s petition for a Fee and Expense Award; and (iii) hear and determine any objections to the foregoing.
36.The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the petition for a Fee and Expense Award, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to RESI Stockholders.

DO I HAVE THE RIGHT TO APPEAR IN THE ACTION AND OBJECT?
THETFF’S COUNSEL BE PAIE THE RIGHT TO APPEAR IN THE ACTION AND OBJECT?
37.Subject to certain requirements based on the date(s) of ownership of RESI common stock, as may be determined by the Court, any RESI Stockholder who objects to any aspect of the Settlement, or to Plaintiff’s Counsel’s petition for a Fee and Expense Award, or to the Final Order and Judgment to be entered in the Action, or who otherwise wishes to be heard, may appear in person or by his, her or its counsel at the Settlement Hearing to present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person other than counsel for the Parties shall be heard, and no papers, briefs, pleadings, or other documents submitted by a RESI Stockholder shall be considered by the Court unless, not later than October 19, 2015, such RESI Stockholder files with the Court a written, signed notice of intention to appear containing each of the following: (i) the name, address and telephone number of the RESI Stockholder and, if represented by counsel, the name, address and telephone number of his, her or its counsel; (ii) proof of status as a RESI Stockholder, which shall include written evidence of each of the date(s) on which the RESI Stockholder purchased RESI common stock, the number of shares purchased on each date, how the shares are held, and the number of shares owned by the RESI Stockholder as of the date on which the written objection is filed with the Court; (iii) a detailed statement of the objections by the RESI Stockholder to any matters before the Court; and (iv) the grounds therefor or the reasons why such RESI Stockholder desires to appear and be heard, as well as all documents or writings such person desires the Court to consider. The objection must also be served by first-class mail, hand-delivery or overnight mail on each of the following counsel of record, such that the objection is received not later than October 19, 2015:
John B. Isbister
TYDINGS & ROSENBERG LLP
100 E. Pratt Street, 26th Floor Baltimore, MD 21202
Counsel for Plaintiff, the Police Retirement System of St. Louis

G.	Stewart Webb, Jr. VENABLE LLP
750 E. Pratt Street, Suite 900
Baltimore, MD 21202
Counsel for Defendants Michael A. Eruzione, Robert J. Fitzpatrick, James H. Mullen, Jr., and David B. Reiner
James D. Mathias DLA PIPER LLP
6225 Smith Avenue
Baltimore, MD 21209
Counsel for Defendant Altisource Asset Management Corporation

H.	Mark Stichel
GOHN HANKEY STICHEL & BERLAGE, LLP
201 North Charles Street, Suite 2101
Baltimore, MD 21201
Counsel for Defendant William C. Erbey
Edward J. Baines SAUL EWING LLP
500 East Pratt Street, 8th Floor Baltimore, MD 21202
Counsel for Defendant Altisource Residential, L.P. and Nominal Defendant Altisource Residential Corporation
RESI Stockholders who file a written objection as provided above are hereby advised that they are required to continue to hold shares of RESI common stock through at least the date of the Settlement Hearing (and all adjournments thereof), and shall be required to provide evidence thereof upon request from counsel for Plaintiff or counsel for any of the Defendants.

38.Any RESI Stockholder who does not object to the Settlement, or to Plaintiff’s Counsel’s petition for a Fee and Expense Award, or to the Final Order and Judgment to be entered in the Action need not take any action in response to this Notice. YOUR RIGHT TO OBJECT TO THE SETTLEMENT OF THE ACTION MAY BE AFFECTED BY AND DEPEND UPON THE DATE YOU ACQUIRED YOUR RESI COMMON STOCK AND WHETHER YOU CONTINUE TO OWN RESI COMMON STOCK.
39.Unless the Court otherwise directs, no person will be entitled to object to the approval of the Settlement, or to Plaintiff’s Counsel’s petition for a Fee and Expense Award, or to the Final Order and Judgment to be entered in the Action, or otherwise to be heard, except by serving and filing a written objection as described in Paragraph 37 above. Any person who fails to object in the manner described in Paragraph 37 above will be deemed to have waived any right to object to any aspect of the Settlement or the Fee and Expense Award, including any right to appeal, and will be forever barred from raising any such objection or from otherwise being heard with respect to any matters concerning the Settlement or the Fee and Expense Award in this or any other action or proceeding.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?
TFF’S COUNSEL BE PAID?T IF I HAVE QUESTIONS?
40.This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, claims asserted by the Parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, RESI Stockholders are referred to the Court file. You or your attorney may examine the Court file during regular business hours of each business day at the office of the Clerk of the Court, at Courthouse East, 111 North Calvert Street, Room 462, Baltimore, Maryland 21202. A copy of this Notice and the Stipulation is also available for review at RESI’s corporate website for shareholders under Derivative Action Settlement (http://ir.altisourceresi.com/derivative-action-settlement.cfm). Questions or comments regarding the Settlement may be directed to one of the Plaintiff’s Counsel:
John B. Isbister Daniel S. Katz
TYDINGS & ROSENBERG LLP
100 E. Pratt Street, 26th Floor Baltimore, MD 21202
Telephone: (410) 752-9700
Mark Lebovitch Jeroen van Kwawegen John Vielandi
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
1285 Avenue of the Americas New York, NY 10019 Telephone: (212) 554-1400
Jay W. Eisenhofer Cynthia A. Calder John C. Kairis
GRANT & EISENHOFER P.A.
123 S. Justison Street Wilmington, DE 19801
Telephone: (302) 622-7000
Joseph E. White, III Jonathan M. Stein SAXENA WHITE P.A.
5200 Town Center Circle Suite 601
Boca Raton, FL 33486 Telephone: (561) 394-3399
Attorneys for Plaintiff
DO NOT WRITE OR TELEPHONE THE COURT OR
THE CLERK’S OFFICE WITH QUESTIONS REGARDING THIS NOTICE.
Dated: August 13, 2015
Form and Substance of Notice Approved by Court Order Dated August 3, 2015.